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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 4 to Registration Statement No. 333-15759 of Yurie Systems, Inc. on Form S-1 of our report dated November 7, 1996 appearing in the Prospectus, which is part of the Registration Statement, and the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Washington, D.C.

January 29, 1997